Exhibit No. 10.3

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

NANTUCKET ACQUISITION LLC, a Delaware limited liability company, as Borrower (Borrower)

to

CORNERSTONE OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership, as Lender, and its successors and assigns (Lender)

THE COLLATERAL IS OR INCLUDES FIXTURES

This document serves as a fixture filing under the Uniform Commercial Code

Borrower’s Federal Identification No.: 27-1275344
Date:	As of December 14, 2009
Location:	Nantucket, Massachusetts

County: Nantucket County

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, this “Mortgage” or “Security Instrument”) is made as of this 14th day of December, 2009, by NANTUCKET ACQUISITION LLC, a Delaware limited liability company, having its principal place of business c/o Cornerstone Ventures, 1920 Main Street, Suite 400, Irvine, California 92614, as Borrower (“Borrower”), to CORNERSTONE OPERATING PARTNERSHIP,  L.P., a Delaware limited partnership, its successors and assigns, having an address at 1920 Main Street, Suite 400, Irvine, California 92614, as Lender (“Lender”).

WITNESSETH:

WHEREAS, this Mortgage is given to secure a loan (the “Loan”) in the principal sum of EIGHT MILLION 00/100 DOLLARS ($8,000,000.00) (the “Loan Amount”) evidenced by (i) that certain Promissory Note dated the date hereof made by Borrower to Lender, and (ii) that certain Promissory Note (with Shared Appreciation) dated the date hereof made by Borrower to Lender (such notes, together with all extensions, renewals, replacements, restatements, consolidations or modifications thereof being hereinafter collectively referred to as the “Note”), which Note provides, among other things, for final payment of principal and interest thereunder, if not sooner paid or payable as provided therein, to be due on January 1, 2015;

WHEREAS, Borrower desires to secure the payment of the indebtedness evidenced by the Note and the performance of all of its obligations under the Note and the other Loan Documents; and

WHEREAS, this Mortgage is that certain “Security Instrument” as defined in the Note, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are, subject to the limitations set forth herein, secured hereby, and each and every term and provision of the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Mortgage.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Mortgage:

FOR CONSIDERATION PAID, to secure the payment of an indebtedness in the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), lawful, money of the United States of America, to be paid with interest according to the Note, Borrower has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate unto Lender, all of Borrower’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the “Property”):

(A)       All of Borrower’s leasehold interest in that certain real property situated in the Town of Nantucket, County of Nantucket, State of Massachusetts, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Estate”) created pursuant to that certain Amended and Restated Ground Lease dated November 25, 2009, by and between the Town of Nantucket, Massachusetts, Sherburne Commons, Inc. and Borrower, as assigned to Borrower, and all amendments, modifications or supplements thereto approved by Lender (the “Ground Lease”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances (including without limitation, any air rights and development rights) now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired;

(B)        All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the “Improvements”);

(C)        All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower (collectively, “Appurtenant Rights”; and together with the Real Estate and Improvements, referred to collectively herein as the “Real Property”);

(D)        All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in or about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(E)        All water, water courses, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights and powers which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Real Estate and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Real Estate and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now existing or hereafter created or acquired;

(F)        All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

(G)        All cash funds, deposit accounts, reserve accounts, collection accounts and/or sub-accounts thereof, and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, the Reserves (as such term is defined in Section 1.8 hereof);

(H)        All leases, subleases, licenses, tenancies, concessions, occupancy and residency agreements of the Real Estate or the Improvements now or hereafter entered into (including, without limitation, that certain Lease Agreement by and between Borrower, as landlord, and Sherburne Residences, LLC, a Massachusetts limited liability company, as tenant (“Tenant”), dated as of December 1, 2009; hereinafter referred to as the “TRS Lease”) and all rents, royalties, issues, profits, bonus money, revenue, income, accounts receivable and other benefits (collectively, the “Rents” or “Rents and Profits”) of the Real Estate, the Improvements, or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any lease, license, tenancy, concession, occupancy agreement, residency agreement or other agreements (including, without limitation, oil, gas and mineral leases, cable television, laundry, satellite and/or cell tower agreements, whether in the nature of a lease, license, contract, or otherwise), pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities (the “Security Deposits”) that secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any such leases, licenses, concessions or occupancy agreements, or which may be available to Borrower or its designee to effect repairs or maintenance, whether said cash or securities are to be held until the expiration of the terms of said leases, licenses, concessions or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 of this Security Instrument;

(I)         All contracts and agreements now or hereafter entered into covering any part of the Real Estate or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, specifications, studies, drawings, surveys, tests, operating and other reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

(J)         All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

(K)        All present and future funds, accounts, instruments, (including without limitation, promissory notes), investment property, letter of credit rights, letters of credit, money, supporting obligations, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, payment intangibles and software, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper (whether tangible or electronic) now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the “General Intangibles”);

(L)        All water taps, sewer taps, certificates of occupancy, permits, special permits, uses, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

(M)      All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

(N)        All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

(O)       All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards;

(P)        all refunds, rebates or credits in connection with a reduction in ad valorem taxes, assessments or similar impositions, including, without limitation, rebates, refunds or credits as a result of tax certiorari or any other application, proceeding or appeal (administrative, judicial or otherwise) for reduction in taxes, assessments or similar impositions; and

(Q)        All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower.

FOR THE PURPOSE OF SECURING:

(1)         The debt evidenced by the Note, together with interest (including, without limitation, interest at the Default Interest Rate (as defined in the Note) and any Additional Interest (as defined in the Note)) and any fees as therein provided;

(2)         The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, this Security Instrument, the Assignment (as hereinafter defined) and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums therein covenanted to be paid, including, without limitation, any prepayment fees or yield maintenance premium;

(3)        Any and all future or additional advances (whether or not obligatory) made by Lender to protect or preserve the Property, or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances), together with interest thereon at the Default Interest Rate (as defined in the Note), such advances to be secured to the same extent as if such future advances were made on the date hereof and although there may be no indebtedness outstanding at the time any advance is made; and

(4)        Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender under the Note and related Loan Documents and related to the Property, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby” or the “Debt”).

TO HAVE AND TO HOLD the above granted and described Property for the benefit of Lender, and its successors and assigns, forever;

WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for in the Note, and this Mortgage;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, and this Mortgage, shall well and truly perform the Other Obligations as set forth in this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void and Lender shall mark the Note “paid in full” and will, at Borrower’s sole cost and expense, release the lien of this Mortgage; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE I
COVENANTS OF BORROWER

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Security Instrument, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Borrower represents, covenants and agrees as follows:

Section 1.1          Warranties of Borrower.  Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

(a)         Organization and Existence.  Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware and in all other jurisdictions in which Borrower is transacting business.

(b)        Authorization.  Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that those partners, shareholders, managers, or members of Borrower whose approval or consent is required by the terms of Borrower’s organizational documents have duly approved or consented to the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories.  To the best of Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c)         Valid Execution and Delivery.  All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.

(d)        Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

(e)         No Defenses.  The Note, this Security Instrument and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Security Instrument or any of the other Loan Documents, or the exercise of any right thereunder, render this Security Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f)         Defense of Usury.  Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g)        No Conflict/Violation of Law.  The execution, delivery and performance of the Loan Documents by the Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any indemnitor or any general partner, manager, or managing member of Borrower or any indemnitor.  The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

(h)        Compliance with Applicable Laws and Regulations.  All of the Improvements and the use of the Property by the Borrower comply in all material respects with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use.  The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes.  There is no evidence of any illegal activities relating to controlled substances on the Property.  All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for the use currently being made thereof have been obtained and are in full force and effect.  All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.  The Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Property (provided that to the extent the Property is operated by Tenant, Tenant has all such requisite licenses, permits, franchises, qualifications and other governmental authorizations) and carry on its business.

(i)         Consents Obtained.  All consents, approvals, authorizations, orders or filings with any court or governmental or administrative agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

(j)          No Litigation.  There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, Borrower or any guarantor of Borrower an adverse outcome of which would materially affect (i) the Borrower’s performance under the Note, this Security Instrument or the other Loan Documents, (ii) the Property, (iii) the Loan, or (iv) the ability of the Property to continue to generate income, or continue in operation, in a manner consistent with current operations.

(k)         Title.  Borrower is well seized of an indefeasible leasehold estate in the Real Estate, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy accepted by Lender in connection with this Security Instrument (all such matters, excluding therefrom all preprinted and/or standard exceptions are referred to herein, collectively, as the “Permitted Exceptions”).  The Ground Lease is now a valid, subsisting ground lease and is presently in full force and effect.  All of the terms, covenants, agreements, and conditions of the Ground Lease have been fully performed and no default presently exists under the Ground Lease.  Subject to the term of the Ground Lease Borrower has full right, power and lawful authority to mortgage the Property to Lender.  This Mortgage has been executed and delivered to Lender in full compliance with the Ground Lease and is and will continue to be a valid, enforceable lien on Borrower’s interests under the Ground Lease.  The leasehold interest in the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Borrower’s knowledge.  Further, Borrower and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended.  Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions.  The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

(l)         Permitted Exceptions.  The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

(m)       First Lien.  Upon the execution by the Borrower and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Lender will have a valid first lien on the Property and a valid security interest in all personal property encumbered hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.

(n)        ERISA.  The Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, established or maintained by it, if any, and the Borrower has no knowledge of any material liability which has been incurred by the Borrower which remains unsatisfied for any taxes or penalties with respect to any such employee benefit plan or any such multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other federal or state law.

(o)        Contingent Liabilities.  The Borrower has no known material contingent liabilities.

(p)        No Other Obligations.  The Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or the Property is otherwise bound, other than (i) obligations incurred in the ordinary course of the operation of the Property, (ii) obligations under this Security Instrument, the Note and the other Loan Documents, and (iii) obligations under the Junior Loan (as defined in the Promissory Note (with Shared Appreciation)).

(q)        Fraudulent Conveyance.  The Borrower (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities (if permitted hereunder).  The fair saleable value of the Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured (if permitted hereunder).  The Borrower assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  The Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower).

(r)         Investment Company Act.  The Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s)        Access/Utilities.  The Property has adequate rights of access to public ways and is served by adequate water, sewer, electric, gas, telephone, cable (where appropriate), sanitary sewer and storm drain facilities.  All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property.  All roads, and access to such roads, necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property without any further condition or cost to Borrower or any tenants or other legal occupants of the Property (collectively, the “Tenants”).

(t)         Taxes Paid.  Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower generally or by Borrower with respect to the Property, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment relating to the Property, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes.  Borrower has paid or caused to be paid all sales and payroll taxes applicable to Borrower or the Property.  Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments.

(u)        Single Tax Lot.  The Real Estate consists of a single tax lot and no portion of said tax lot covers property other than the Real Estate or a portion of the Real Estate and no portion of the Real Estate lies in any other tax lot.

(v)        Special Assessments.  Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of the Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

(w)        Flood Zone.  The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

(x)         Seismic Exposure.  The Real Estate are not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.”.

(y)        Misstatements of Fact.  No statement made in application for the Loan or the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to the Borrower which has not been disclosed which adversely affects, nor as far as the Borrower can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.  Further, and in clarification of the foregoing, all reports, certificates, affidavits, statements and other data furnished by or on behalf of Borrower to Lender, or their respective agents, in connection with the Loan are true and correct in all material respects and do not include or omit to state any fact or circumstance which inclusion or omission, respectively, would make the statements therein misleading.

(z)         Condition of Improvements.  The Property has not been damaged by fire, water, wind or other cause of loss and any previous damage to the Property has been fully restored.  To Borrower’s knowledge, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto.  To Borrower’s knowledge, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa)       No Insolvency or Judgment.  None of Borrower, any general partner, manager or member of Borrower, or any guarantor of the Loan, is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any unsatisfied judgment of record or docketed in any court of the state in which the Property is located or in any other court located in the United States.  The proposed Loan will not render the Borrower nor any general partner or member of Borrower insolvent.  As used in this paragraph, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb)      No Condemnation.  No part of any property subject to the Security Instrument has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Security Instrument or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the “Loan Application”), nor is any proceeding pending, known or, to Borrower’s knowledge, threatened, to be contemplated for the partial or total condemnation or taking of the Property.

(cc)       No Labor or Materialmen Claims/Labor Disputes.  All parties furnishing labor and materials have been paid in full and, except for such liens or claims, if any, insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Security Instrument.  To the best of Borrower’s knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a material adverse effect on the operation of the Property.

(dd)      No Purchase Options.  No Tenant, Person, or party has an option to purchase the Property, any portion thereof or any interest therein.  For purposes hereof, “Person” shall mean and refer to an individual, partnership, limited partnership, corporation, limited liability company, trust, joint stock company, corporation, unincorporated association, joint venture, governmental authority or agency, or any other entity of any nature whatsoever, whether similar or dissimilar to the foregoing.

(ee)       Leases.  The Property is not subject to any leases, subleases, licenses, concessions or other agreements related to the occupancy, leasing or renting of the Property or any portion thereof, except for the TRS Lease and as set forth on the rent roll provided to Lender and certified by Borrower on the date hereof.  No person has any possessory interest in the Property or right to occupy the same, except pursuant to a written lease, license, rental agreement or occupancy agreement (collectively, the “Leases”) identified on the rent roll provided by Lender and certified by Borrower on the date hereof.  As of the date hereof, (i) the Borrower is the owner and holder of the landlord’s interest under the TRS Lease and the Tenant is the sole owner and holder of the landlord’s interest under the other Leases; (ii) there are no prior assignments of all or any portion of the Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents contained herein in Section 1.11 given by Borrower to Lender; (iii) all Rents due and payable under the TRS Lease and, to Borrower’s knowledge, each other Lease, have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof and (iv) there are no offsets or defenses to the payment of any portion of the Rents under the TRS Lease or, to Borrower’s knowledge, under any of the other Leases.  The representations set forth in this Paragraph (ee) are in addition to those set forth in Section 1.12 of this Security Instrument.

(ff)        Appraisal.  All requirements and conditions of the appraisal of the Property submitted to Lender as part of the loan application, if any, upon which the value of the Property was conditioned, have been fully satisfied (or waived in writing by Lender).

(gg)      Boundary Lines.  To Borrower’s knowledge, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Real Estate encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

(hh)      Survey.  The survey, if any, of the Property delivered to Lender in connection with this Security Instrument has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated, is certified to the Lender, its successors and assigns, and the title insurance company, and, to Borrower’s knowledge, is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Property or the title thereto.

(ii)         Forfeiture.  There has not been and shall never be committed by Borrower or, to Borrower’s knowledge after due investigation, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(jj)         Use of Rents and Profits.  All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Security Instrument and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property (including payment of management fees due under the Management Agreement, as such term is hereinafter defined) have been fully paid and satisfied. Any license agreements which generate income with respect to the Property, including cable licenses or similar arrangements, are not prepaid and the benefits thereof have been assigned for the benefit of Lender.

(kk)       No Broker.  No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Borrower in connection with the Loan, except for any broker whose full commission was paid out of the proceeds of the Loan and is set forth in the written instructions from Borrower to Lender regarding disbursement of the proceeds of the Loan.

(ll)         Work.  All work to be performed by Borrower under any Lease has been substantially performed, all contributions to be made by Borrower to the Tenant under such Lease have been made and all other conditions precedent to the Tenant’s obligations thereunder have been satisfied.

(mm)    Conviction of Criminal Acts.  Each of Borrower, any indemnitor and guarantor of Borrower’s obligations under the Loan Documents, and any general partner, member or principal of Borrower, and any such indemnitor or guarantor of Borrower, has never been convicted of a crime and is not currently the subject of any pending or threatened criminal investigation or proceeding.

(nn)      Security Agreements.  There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.

(oo)      Homestead.  The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located.  Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(pp)      Contracts.  Borrower will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Borrower’s current practice, and with all material obligations under all other Contracts.

(qq)      No Margin Stock.  None of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U or a “margin security” with the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System, or for any other purpose which would be inconsistent with such Regulations T or U or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents.

(rr)        All Appropriate Inquiry.  Borrower has completed all appropriate inquiry in accordance with 40 CFR Part 312 and ASTM E1527-05 and has met all of the requirements and obligations of a bona fide prospective purchaser pursuant to 42 U.S.C. 9601(40).

(ss)       TRS Lease.  With respect to the TRS Lease:  (i) Borrower has delivered to Lender a true and complete copy of the TRS Lease, including all amendments thereto, (ii) the TRS Lease is in full force and effect on the date hereof, (iii) no notice of termination of the TRS Lease has been given or received by Borrower, (iv) such TRS Lease is (and shall continue to be, at Lender’s option) subject and subordinate to this Security Instrument without necessity of any further agreement or acknowledgment on the part of the tenant thereunder, and (v) there are no defaults under the TRS Lease as of the date hereof, nor, to Borrower’s knowledge, any circumstances which, with the passage of time or giving of notice would constitute a default thereunder by landlord or tenant.

Section 1.2          Defense of Title.  If, while this Security Instrument is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attacked directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrower, at Borrower’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest.  Notwithstanding the foregoing, in the event that Lender reasonably determines that Borrower is not adequately performing its obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper; any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Section 1.3         Performance of Obligations.  Borrower shall pay when due the principal of and the interest on the indebtedness secured hereby including all charges, fees and other sums required to be paid by Borrower as provided in the Loan Documents, and shall observe, perform and discharge all obligations, and conditions, and comply with all prohibitions, covenants and agreements to be observed, performed or discharged by Borrower set forth in the Loan Documents in accordance with their terms.  In the event that Lender determines that Borrower is not adequately performing any of its obligations under this Security Instrument or under any of the other Loan Documents, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper, and any and all costs and expenses reasonably incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date notice of Lender’s incurrence of the same until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Section 1.4         Insurance.  Borrower shall, at Borrower’s expense, maintain (or cause the tenant under the TRS Lease and/or Manager to maintain) in force and effect on the Property at all times while this Security Instrument continues in effect the following insurance:

(a)         Insurance against loss or damage to the Property by fire, windstorm, lightning, tornado and hail and against loss and damage by such other, further and additional risks including, but not limited to, vandalism, malicious mischief, acts of terrorism, riot and civil commotion, burglary and theft, as may be now or hereafter embraced by an “all-risk” form of insurance policy.  The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, without reduction for depreciation.  The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion.  Full replacement cost, as used herein (“Full Replacement Cost”), means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation.  Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval.  If the Property is non-conforming with respect to zoning requirements, at a minimum (Lender having the right, in its reasonable discretion to require greater coverage), Borrower shall be required to maintain ‘demolition’ insurance (in a minimum amount equal to ten percent (10%) of the value of the Improvements) and ‘increased cost of construction’ insurance (in a minimum amount equal to twenty–five (25%) of the value of the Improvements.

(b)         Comprehensive Commercial General Liability Insurance including broad form coverage property damage, contractual damage and personal injury (including bodily injury and death), with liquor liability endorsement if liquor is sold at the Property, in amounts not less than $1,000,000 per occurrence and $2,000,000 in the aggregate (both inclusive of umbrella coverage).  During any construction on the Property, each contractor having a contract for construction in an amount equal to or greater than $100,000 shall also provide the insurance required in this Subsection (b), except that the minimum required coverages shall be $1,000,000 per occurrence and $2,000,000 in the aggregate (both inclusive of umbrella coverage).  Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c)         General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property.  Minimum liability amount per accident must equal the greater of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $100,000.00.

(d)         If the Property or any part thereof is identified by the Federal Emergency Management Agency (or successor governmental agency or authority performing such identification function) as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to (a) the maximum insurance available under the appropriate National Flood Insurance Administration program plus such excess limits as Lender may require and (b) having deductibles not in excess of $25,000.00.  To the extent the Property is not in a flood zone as described above, but is located in the vicinity of a body of water, Lender may require flood coverage.

(e)         During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f)         Business interruption and/or loss of rental income insurance must be maintained in an amount sufficient to provide proceeds which will cover the ‘actual loss’ sustained during restoration.  Actual loss shall mean projected gross revenues (less non-recurring expenses) for a period of not less than twelve (12) months with a one hundred eighty day ‘extended period of indemnity’. The amount of coverage shall be adjusted annually to reflect changes to ‘actual loss’ during the succeeding twelve (12) month period.  The perils covered by this insurance shall be the same as those required to be covered on the Property, including, but not limited to, flood, windstorm and earthquake, as applicable.

(g)        Automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00).

(h)        Worker’s compensation coverage and employee’s liability coverage subject to the worker’s compensation laws of the applicable State.

(i)          Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Law and Ordinance, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers authorized to do business in the State within which the Property is located and who have and maintain a rating of at least “A” (or its equivalent) from Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or any other nationally recognized statistical agency selected by Lender, or at Lender’s election, a Best Rating of A-IX or better, (ii) contain the complete address of the Property (or a complete legal description), (iii) be for terms of at least one year, (iv) contain deductibles which do not exceed $10,000.00 or, with respect to the policy described in clause (d) above $3,000, and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.  Without limitation to the generality of the foregoing, the all risk insurance and loss of rents or business income insurance policies required under subsections (a), (b) and (f) above, respectively, shall be required to cover perils of terrorism and acts of terrorism.

Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender.  Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire.  Without limiting the required endorsements to the insurance policies, Borrower further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

Cornerstone Operating Partnership, L.P.
1920 Main Street
Suite 400
Irvine, California 92614

(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies.  Borrower further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Lender; and (4) in the event that the Real Estate or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A:  “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B:  “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages.  Lender agrees that such insurance policies may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy.  The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Full Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 1.4.  The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby.  In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title.  Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Security Instrument or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefore, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender.  Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby.  Lender shall not be responsible for nor incur any liability for the sufficiency of any insurance, the insolvency of the insurer or any other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance in accordance herewith.  Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance and the related insurer comply with all of the applicable requirements set forth herein.

Section 1.5          Payment of Taxes.  Borrower shall pay or cause to be paid, except to the extent provision is actually made therefore pursuant to Section 1.6 of this Security Instrument, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property.  Upon request by Lender, Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefore.  Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the tax or assessment and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Borrower deposits in the Impound Account (as hereinafter defined) an amount determined by Lender to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

Section 1.6          Tax and Insurance Impound Account.  If and when required by Lender by notice to Borrower on or after the date hereof (it being acknowledged that the same is not required prior to the occurrence of an Event of Default hereunder), Borrower shall establish and maintain at all times while this Security Instrument continues in effect an impound account (the “Impound Account”) with Lender for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby.  Borrower shall deposit in the Impound Account an amount determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due annual installment of real estate taxes and assessments on the Property at least one (1) month prior to the delinquency date thereof and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof.  Upon requirement by Lender for establishment of such Impound Account, and continuing thereafter on each monthly payment date under the Note, Borrower shall pay to Lender, concurrently with the monthly payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender.  So long as no default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent.  Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no default hereunder or under the other Loan Documents has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account.  In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.  No interest on funds contained in the Impound Account shall be paid by Lender to Borrower and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Lender.  If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrower.  If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within the earlier to occur of ten (10) days after receipt of written notice thereof and two (2) Business Days prior to the tax due date, deposit with Lender the full amount of any such deficiency.

Section 1.7          Intentionally reserved.

Section 1.8         Security Interest In Reserves.  i)  As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in all sums on deposit or due under this Security Instrument and the other Loan Documents including, without limitation, (i) the Impound Account, the Cash Collateral Account and any other accounts or sub-accounts thereof established pursuant to the Cash Management Agreement, as such terms are defined in that certain Cash Management Agreement date on or about the date hereof (the “Cash Management Agreement”) by and among Borrower, Lender and Manager (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing.  Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account.  Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts.  BORROWER HEREBY HOLDS LENDER HARMLESS WITH RESPECT TO ALL RISK OF LOSS REGARDING AMOUNTS ON DEPOSIT IN THE RESERVES, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LENDER.  Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon a default.  If a default shall occur hereunder or under any other of the Loan Documents which is not cured within any applicable grace or cure period, then Lender may, without notice or demand on Borrower, at its option:  (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, attorneys’ fees, costs and expenses) to the indebtedness evidenced by the Note or any other obligations of Borrower under the other Loan Documents in such manner or as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity.  No such use or application of the funds contained in the Reserves shall be deemed to cure any default or Event of Default hereunder or under the other Loan Documents.

The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received.  Upon assignment of this Security Instrument by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.  The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender.  Upon full payment of the indebtedness secured hereby in accordance with its terms (or if earlier, the completion of the applicable conditions to release of each Reserve to Lender’s satisfaction) or at such earlier time as Lender may elect, the balance in Reserves then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

Any amounts received by Lender from Borrower may be invested by Lender (or its servicer) for its benefit, and Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrower except as may be otherwise specifically provided in this Security Instrument.

Section 1.9         Casualty and Condemnation.  Borrower shall give Lender prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (collectively, an “Insured Event”).  All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender (and Borrower hereby covenants and agrees that Borrower shall deliver or cause to be delivered to Lender any proceeds or awards which may be payable to, or received by, Borrower).  Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in its own name or in Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that Lender shall not have the right to participate in the adjustment of any loss which is not in excess of $50,000.00 (the “Threshold Amount”).  If requested by Lender, Borrower shall provide copies to Lender of all notices or filings made or received by Borrower in connection with such casualty or condemnation suits or proceedings or with respect to the collection of the insurance proceeds or condemnation award, as the case may be.  Provided no default is then continuing hereunder or under any of the other Loan Documents beyond applicable notice and/or cure period, if any, provided herein, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder or under any of the other Loan Documents,  Lender shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

In the event that Lender receives insurance proceeds or condemnation awards upon the occurrence of an Insured Event in an amount not in excess of the Threshold Amount, Lender shall, to the extent such insurance proceeds or condemnation awards are available for such purpose, disburse to Borrower the amount paid or incurred by Borrower as a result of any such Insured Event for costs and expenses incurred by Borrower to repair or restore the Property (collectively the “Casualty Repairs”) within ten (10) days following: (A) the receipt by Lender of a written request from Borrower for disbursement and a certification by Borrower to Lender that the applicable item of Repair has been completed; (B) the delivery to Lender of invoices, receipts or other evidence verifying the cost of performing the Casualty Repairs; and (C) for disbursement requests (i) in excess of $20,000.00 with respect to any single Casualty Repair, or (ii) for any single Casualty Repair that is structural in nature, delivery to Lender of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (2) a certification from an inspecting architect or other third party acceptable to Lender describing the completed Casualty Repairs and verifying the completion of the Casualty Repairs and the value of the completed Casualty Repairs; and (3) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Casualty Repairs, if said new certificate of occupancy was required by law, or a certification by Borrower that no new certificate of occupancy was required by law.  Lender shall not be required to make any such advances more frequently than one time in any calendar month.  In the event any proceeds or awards from an Insured Event exceed the Threshold Amount but less than thirty-five (35%) percent of the Improvements located on the Real Estate have been taken or destroyed, then if:

(a) the Property can, in Lender’s and Borrower’s reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Borrower or Lender, (ii) six (6) months prior to the stated maturity date of the Note, (iii) the earliest date by which completion is required under applicable law to preserve the right to rebuild the Improvements as they existed prior to the casualty or condemnation, (iv) the earliest date by which completion is required under any Major Lease, (v) Leases covering in the aggregate at least fifty percent (50%) of the rentable square feet of the Property (as existed immediately prior to the occurrence of the casualty or condemnation) shall remain in effect during and upon completion of the restoration, and (vi) the expiration of Borrower’s business interruption insurance policy, and

(b) all necessary governmental approvals can be obtained to allow the rebuilding and re-occupancy of the Property as described in subsection (b)(1) above, and

(c) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrower, the full amount of which shall at Lender’s option have been deposited with Lender) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(d) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Lender in its determination to make the Loan, and

(e) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, an appraisal report from an appraiser, in form and substance, satisfactory to Lender appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Lender in its determination to make the Loan, and

(f) Borrower confirms by written notice delivered to Lender within five (5) days after settlement of the aforesaid insurance or condemnation claim its intention to repair and restore as herein provided, and

(g) the Property can, in Lender’s and Borrower’s reasonable judgment, be repaired or restored such that the Property, taken as a whole, as repaired or restored, will conform to all applicable governmental laws and ordinances including, without limitation, then current zoning ordinances, then, Lender shall, provided no Event of Default has occurred which is then continuing, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Borrower therefore, to Borrower in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, contractors and the form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Lender.  Any remaining proceeds shall be applied by Lender for payment of the indebtedness secured hereby in whatever order as Lender directs, or released to Borrower, in its absolute discretion.  Borrower shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section 1.9(b) to be fully satisfied (e.g., Borrower shall timely make applications for necessary governmental permits, shall order an appropriate appraisal report, etc.).  Any disbursement pursuant to this clause (b) of sums by Lender shall, subject to Borrower’s satisfaction of the provisions hereof, be in a manner to promptly facilitate the restoration or repair of the Property.  In the event Borrower fails to meet the requirements of this clause (b), then Lender may elect in its absolute discretion and without regard to the adequacy of Lender’s security, to accelerate the maturity date of the Note and declare any and all of the indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums to the payment of the secured indebtedness in whatever order Lender directs in its sole discretion, with any remainder being paid to Borrower.

In all other cases, namely, in the event that thirty-five (35%) percent or more of the Improvements located on the Real Estate have been taken or destroyed or in the event the conditions described in Section 1.9(b) are not fully satisfied, Lender may elect, in Lender’s absolute discretion and without regard to the adequacy of Lender’s security, to (i) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the secured indebtedness in whatever order Lender directs in its absolute discretion, with any remainder being paid to Borrower, or (ii) make insurance or condemnation proceeds available to Borrower for repair or restoration if Borrower establishes to the satisfaction of Lender, in its sole discretion, that Borrower otherwise satisfies the requirements of clause (b) above.  Should Lender make the election described immediately above in item (ii) of this Section 1.9(c), Borrower shall be obligated to undertake restoration and repair of the damaged Improvements consistent with the provisions of this Section 1.9.

Any reduction in the indebtedness secured hereby resulting from Lender’s application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Borrower shall not be excused in the payment thereof.  Partial payments received by Lender, as described in the preceding sentence, shall be applied as set forth in Section 1.02(c) of the Note.  If Borrower undertakes to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrower shall promptly and diligently, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose.  Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation.  Borrower hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

Section 1.10       Mechanics’ Liens.  Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; provided, however, that Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful.  If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender (of which Lender shall give notice to Borrower), together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Section 1.11       Assignment of Leases and Rents.  As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Borrower hereby absolutely and presently assigns to Lender all existing and future Leases (including, without limitation, the TRS Lease), and all existing and future Rents and Profits.  Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Borrower does hereby irrevocably make, constitute and appoint Lender its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof).  Lender shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments.  However, until the occurrence of an Event of Default under this Security Instrument, Borrower shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof.  Upon the occurrence of an Event of Default, Borrower’s license shall automatically terminate without notice to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver.  From and after the termination of such license, Borrower shall be the agent of Lender in collection of the Rents and Profits and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender and Borrower shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth.  Neither the demand for or collection of Rents and Profits by Lender, nor the exercise of Lender’s rights as assignee of the Leases,  shall constitute any assumption by Lender of any obligations under any Lease or other agreement relating thereto.  Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender.  Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default hereunder, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender.  Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor’s obligation to make such payment to Borrower.  All Rents and Profits collected or received by Lender shall be applied against all expenses of collection, including, without limitation, attorneys’ fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Lender directs in its sole subjective discretion and without regard to the adequacy of its security.  Neither the exercise by Lender of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any default or Event of Default hereunder.  The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property.  As additional security for the indebtedness secured hereby, Borrower has executed and delivered an Assignment of Leases and Rents dated of even date herewith (as hereafter amended, consolidated or modified from time to time, the “Assignment”) in favor of Lender covering all of the right, title and interest of Borrower, as landlord, lessor or licensor, in and to any Leases.  All rights and remedies granted to Lender under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder.

Section 1.12        Leases and Licenses.

(a) Lease Requirements.  Prior to execution of any Leases (other than the residency agreements entered into on the form approved by Lender in connection with the closing of the Loan) after the date hereof, Borrower shall submit to Lender, for Lender’s prior approval, which approval shall not be unreasonably withheld so long as no default exists hereunder, a copy of the form lease Borrower plans to use in leasing space in the Improvements.  Each Lease executed after the date hereof affecting any of the Real Estate or the Improvements must provide, in a manner approved by Lender, that (i) such Lease is subject and subordinate to this Security Instrument, and (ii) the Tenant will attorn to, and recognize as its landlord, lessor or licensor, any person succeeding to the interest of Borrower in such Lease upon any foreclosure of this Security Instrument or deed in lieu of foreclosure (it being understood that residency agreements executed in the form approved by Lender shall be deemed to satisfy the foregoing).  Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section (it being understood that residency agreements executed in the form approved by Lender shall be deemed to satisfy the foregoing); provided, however, that neither Lender nor any successor-in-interest shall be bound by any payment of rental for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Lender or said successor-in-interest.  No Lease shall contain any option or right of first refusal to purchase all or any portion of the Property.  No Lease (other than any residency agreement entered into in the form approved by Lender in connection with the origination of this Loan) shall contain any right to terminate the term thereof (except in the event of the destruction of all or substantially all of the Property).

(b) Acts Requiring Consent of Lender.  Borrower shall not, without the prior written consent of Lender, (i) enter into any Lease of all or any portion of the Property either (Y) for space in excess of five percent (5%) of the rentable square feet, or represents ten (10%) percent or more of the gross rents reflected on the rent roll for the Property, or (Z) for a term (including, without limitation, options exercisable by the lessee thereunder) of greater than five (5) years (any such lease, a “Major Lease”); (ii) cancel, terminate, abridge or otherwise modify the terms of the TRS Lease (except as may be expressly permitted pursuant to subsection 1.12(d) below) or any other Major Lease, or accept a surrender thereof; (iii) consent to any assignment of, or subletting of all or any portion of the premises demised under, the TRS Lease or any other Major Lease unless required by the terms thereof; (iv) cancel, terminate, abridge, release or otherwise modify any guaranty of the TRS Lease or any other Major Lease or the terms thereof; (v) enter into any Lease not meeting the requirements of Section 1.12(a) of this Security Instrument; or (vi) enter into any Lease containing material adverse variations from the current form lease approved by Lender.  The request for approval of each such proposed Lease shall be made to Lender in writing.  As part of such request, Borrower shall furnish to Lender (and any loan servicer specified from time to time by Lender) to the extent required by Lender and/or such loan servicer: (1) such biographical and financial information about the proposed tenant as Lender may require in conjunction with its review, (2) a copy of the proposed Lease, and (3) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed Lease and any options).

(c)  Affirmative Covenants Regarding Leases.  Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed.  Borrower shall promptly send copies to Lender and any servicer of all notices of default which Borrower shall send or receive under the TRS Lease and, upon request by Lender, under any other Lease.  Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the other parties under each Lease.  Borrower shall furnish to Lender, within ten (10) days after a request by Lender to do so, and in any event by January 1 of each year, a current rent roll certified by Borrower as being true and correct containing the names of all Tenants, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit.  Upon the request of Lender, Borrower shall deliver to Lender (i) a copy of each Lease; and (ii) an estoppel certificate from the tenant under the TRS Lease (provided that Lender shall not be required to deliver such certificates more frequently than twice in any calendar year).

(d)  Negative Covenants Regarding Leases.  Borrower shall not enter into any Lease (i) without the prior written consent of Lender where such consent is required pursuant to this Security Instrument; (ii) except on terms consistent with the terms for similar leases in the market area of the Real Estate, including, without limitation, as to the rental rate, security deposit, tenant improvement and work letter terms and free rent periods; (iii) other than with a third-party Tenant unrelated to Borrower or any general partner, principal, manager, member or affiliate of Borrower or any affiliate of any such general partner, principal, manager, or member of Borrower (provided that the foregoing is not applicable with respect to the TRS Lease); or (iv) except for an actual occupancy by the tenant, lessee or licensee thereunder.  Borrower shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any Lease or allow the Tenant thereunder to withhold payment of rent.  Borrower shall not, without the prior written consent of Lender:  (1) (x) modify the TRS Lease; provided that Borrower may enter into any modification of the TRS Lease so long as such modification shall (a) in no way impair the lien of this Mortgage, (b) impair the ability of the Borrower to satisfy any and all of its obligations under this Mortgage and the Loan Documents, (c) increase in a material manner the obligations of the landlord under the TRS Lease, (d) decrease the rent due and payable under the TRS Lease, or (e) decrease or reduce the term of the TRS Lease or (y) modify any Major Lease in any material respect, or (z) other than in the ordinary course of business and in compliance with applicable legal requirements, otherwise modify any other Lease; (2) terminate or accept the surrender of the TRS Lease, any other Major Lease or, except in the ordinary course of business and in compliance with the requirements thereof, any other Lease; or (3) waive or release any other party from the performance or observance of any obligation or condition under any Lease; provided, however, that with respect to all Leases other than Major Leases, provided no default exists hereunder, Borrower may do any of the foregoing in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located.  Borrower shall not solicit or accept the prepayment of any rents under any Lease for more than one (1) month prior to the due date thereof.  Except for the Assignment, Borrower shall not execute any other assignment of the lessor’s interest in the Leases or the Rents and Profits or otherwise encumber, pledge or hypothecate lessor’s interest therein.

(e)  Security Deposits.  All security deposits of Tenants, whether held in cash or in any other form, shall not be commingled with any other funds of Borrower or any other person and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Lender.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Lender; shall, if permitted pursuant to any applicable legal requirements, name Lender as payee or mortgagee thereunder or, at Lender’s option, be assigned or fully assignable to Lender; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender.  Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.  Upon an Event of Default under this Security Instrument, Borrower shall, immediately upon Lender’s request (if permitted by applicable law), deliver to Lender the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

(f) Rights Of Lender Upon Default.  Upon an Event of Default, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Instrument, forthwith, upon demand of Lender, Borrower shall surrender to Lender and Lender shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys.  In such event, Lender shall have, and Borrower hereby gives and grants to Lender, the right, power and authority to make and enter into Leases for such rents and for such periods of occupancy and upon conditions and provisions as Lender may deem desirable in its sole discretion, and borrower expressly acknowledges and agrees that the term of such Lease may extend beyond the date of any foreclosure sale for the Property; it being the intention of Borrower that in such event Lender shall be deemed to be and shall be the attorney-in-fact of Borrower for the purpose of making and entering into Leases for the rents and upon the terms, conditions and provisions deemed desirable to Lender in its sole discretion and with like effect as if such leases had been made by Borrower as the owner of the Property free and clear of any conditions or limitations established by this Security Instrument.  The power and authority hereby given and granted by Borrower to Lender shall be deemed to be coupled with an interest, shall not be revocable by Borrower so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof.  In connection with any action taken by Lender pursuant to this Section, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of this instrument or the exercise of rights or remedies hereunder.  Borrower shall, and does hereby, indemnify Lender for, and hold Lender harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Lender under any such lease or under this Security Instrument or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Lender.  Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys’ fees, together with interest thereon at the default interest rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Nothing in this Section shall impose on Lender any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property.  Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the property taken under this Section.  The foregoing rights are in addition to all other rights and remedies granted to Lender pursuant to this Security Instrument.

(g) Representations to Leases.  Borrower hereby represents and warrants that (i) each Tenant under a non-residential Lease has entered into occupancy of the demised premises; and (ii) Borrower has delivered to Lender true, correct and complete copies of all Leases described in the Rent Roll.

(h) Tenant Financial Information.  Borrower shall cause the tenant under the TRS Lease (a “Major Income Lease”) to deliver to Borrower periodic operating statements with respect to (i) such Tenant’s operations at the Property, and (ii) the operations of such Tenant and, if applicable, any parent or affiliated entity of such Tenant which operates, or has subsidiaries that operate, comparable businesses (collectively, “Tenant Financial Information”).  Notwithstanding the provisions of Section 1.12(b) above, any Major Income Lease entered into after the date hereof which does not require the Tenant to provide Tenant Financial Information upon request shall require the prior written approval of Lender.  Borrower shall, from time to time promptly upon request of Lender, request Tenant Financial Information from the Tenant under each Major Income Lease (and use all commercially reasonable efforts to obtain such Tenant Financial Information), and promptly upon receipt thereof, deliver such Tenant Financial Information to Lender, provided, however, that provided no Event of Default is continuing, Lender shall not request such information without reasonable cause (which reasonable cause shall include, without limitation, the occurrence of any default by the Tenant). Notwithstanding anything to the contrary contained herein, Borrower shall provide the Tenant Financial Information (A) annually, (B) each time a new Major Income Lease is executed and (iii) upon any material change in such Tenant financial situation of which Borrower shall become aware.

For purposes of this Section 1.12, in the event Lender does not approve or disapprove a requested (x) proposed new Lease, or a proposed modification, extension, termination of a Lease, within ten (10) Business Days, in each case from the date Lender receives such request together with a copy of the final version of such proposed new Lease or proposed extension, modification or termination of an existing Lease, as the case may be, Borrower shall re-submit such request, with the notation “IMMEDIATE RESPONSE REQUIRED, CONSENT DEEMED GIVEN IF NO RESPONSE IS MADE WITHIN 5 DAYS” prominently displayed in bold, all caps, 14 point type or larger, at the top of each page of such re-submitted request and on any cover page or envelope, and if Lender does not approve such request within five (5) calendar days from the date Lender receives the re-submitted request, same shall be deemed approved.

Section 1.13        Alienation and Further Encumbrances.

Borrower acknowledges that Lender has relied upon the Borrower and the principals of Borrower and their experience in owning and operating properties similar to the Property in agreeing to make the loan evidenced by the Note and will continue to rely upon Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Note and the performance of the obligations of Borrower contained herein and the other Loan Documents.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that the indebtedness secured hereby may be recovered by Lender should Borrower default in the repayment of the indebtedness secured hereby or the performance of the obligations of Borrower hereunder and under the other Loan Documents.

Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or any interest therein or any interest in Borrower or its general partner shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases which are approved, or deemed approved, in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrower or any other Restricted Party (as such term is hereinafter defined) shall be divested of its title to the Property or any interest (whether direct or indirect) therein, in any manner or way, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion (any of the foregoing being herein referred to as a “Transfer”), then, the same shall constitute an Event of Default hereunder and Lender shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof.  As used in this Section 1.13, the term “Restricted Party” shall mean collectively, the Borrower and (i) any Transfer Principal (“Transfer Principal” shall mean any Person which is a managing member or non-member manager of Borrower if Borrower is a limited liability company, or a general partner of Borrower if Borrower is a partnership, and (ii) any partner, member, non-member manager, managing member, or equity owner (or, if a trust, beneficial owner) of Borrower or a Transfer Principal.

For purposes of this Section 1.13, a Transfer shall include, but not be limited to, (1) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments, (2) if a Restricted Party is a corporation, any merger, consolidation or voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of such corporation’s stock or the creation or issuance of new stock, (3) if a Restricted Party is a limited or general partnership, or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or any voluntary or involuntary sale, conveyance, assignment, transfer encumbrance or pledge of a legal or beneficial interests of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests, (4) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any voluntary or involuntary sale, conveyance, assignment, transfer encumbrance or pledge of a legal or beneficial interest of the membership interests of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of non-managing membership interests or the creation or issuance of new non-managing membership interests, or (5) if a Restricted Party is a trust or nominee trust, any merger, consolidation or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

For the purposes of this Section 1.13: (i) in the event either Borrower or any of its general partners or managing members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 10% of the issued and outstanding capital stock of Borrower or any of its general partners or managing members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Borrower or any of its general partners or managing members so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Property, and (ii) in the event Borrower or any general partner or managing member of Borrower is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in Borrower or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Property.  Notwithstanding the foregoing, however, (1) up to, but not in excess of, in the aggregate, 49% of the limited partnership, non-managing member interests and/or aggregate of the issued and outstanding capital stock, as the case may be, in Borrower or in any general partner or managing member of Borrower shall be freely transferable without the consent of Lender, provided, however, no such Transfer shall result in a change of voting control in such Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior notice of the proposed Transfer, and (2) any involuntary Transfer caused by the death of Borrower or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be a default under this Security Instrument so long as Borrower is reconstituted, if required, following such death and so long as those persons responsible for the management of Borrower and the Property remain unchanged as a result of such death or any replacement management is approved by Lender and (3) gifts for estate planning purposes of any individual’s interests in Borrower or in any of Borrower’s general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Security Instrument so long as Borrower is reconstituted, if required, following such gift and so long as those persons responsible for the day to day management of the Property and Borrower remain unchanged following such gift or any replacement management is approved by Lender.

Notwithstanding the foregoing provisions of this Section 1.13, transfers of stock in any publicly held or publicy traded entity that is a direct or indirect owner of Borrower made through a public offering of such stock of such entity on a recognized security exchange or over-the-counter market or otherwise shall not be considered a Transfer for purposes of this Section 1.13 provided the board of directors or trustees thereof and the day to day management of such entity remains unchanged as a result thereof.

Section 1.14       Payment of Utilities, Assessments, Charges, Etc.  Borrower shall pay or cause to be paid when due all utility charges which are incurred by Borrower or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

Section 1.15       Access Privileges and Inspections.  Lender and the agents, representatives and employees of Lender shall, subject to the rights of tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and, subject to applicable law, of examining, copying and making extracts from the books and records of Borrower relating to the Property.  Borrower shall lend assistance to all such agents, representatives and employees of Lender.

Section 1.16       Waste; Alteration of the Property.  Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property.  Borrower shall maintain the Property in good condition and repair.  No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender.  Without the prior written consent of Lender,  Borrower shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

Section 1.17      Zoning; Use.  Without the prior written consent of Lender, Borrower shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements.  Borrower shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements.  Borrower shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property.  Borrower shall keep or cause to be kept all licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Property in full force and effect.  Borrower shall operate the Property (or cause the Property to be operated) as an assisted living facility for so long as the indebtedness secured hereby is outstanding.  If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender.  Further, without Lender’s prior written consent, Borrower shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or cooperative or convert any part of the Real Estate or the Improvements to a condominium, cooperative or other form of multiple ownership and governance.

Section 1.18       Financial Statements and Books and Records.  Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles.  Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times.  So long as this Security Instrument continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Lender:

(a) copies of all tax returns filed by Borrower, within thirty (30) days after the date  of filing;

(b) operating statements for the Property, within thirty (30) days after the end of each February, April, June, August, October and December;

(c) current rent rolls for the Property, within thirty (30) days after the end of each February, April, June, August, October and December;

(d) annual balance sheets for the Property and annual financial statements for Borrower, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan secured hereby within ninety (90) days after the end of each calendar year; and

(e) such other information with respect to the Property, Borrower, the principals, each manager, managing member or general partner of Borrower, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan secured hereby, which may be requested from time to time by Lender, within a reasonable time after the applicable request.

If Borrower fails to timely furnish Lender with any of the financial information, statements and/or reports set forth above within the required time periods, Lender shall be entitled to receive a late charge equal to $500.00 for each such information, statement or report not so furnished to Lender (the “Financial Late Charge”).  The Financial Late Charge shall be due and payable by Borrower immediately upon receipt by Borrower of an invoice for same from Lender.  Until paid, the Financial Late Charge shall bear interest at the Default Interest Rate, and shall be deemed additional indebtedness of Borrower secured by the Loan Documents.  In addition, if any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.  Borrower agrees that any and all materials furnished hereunder are the property of Lender (and Lender’s servicer) and may be released and made available to such parties as Lender or its servicer deems appropriate,

Section 1.19       Further Documentation.  Borrower shall, on the request of Lender in its reasonable discretion and at the expense of Borrower, promptly correct any defect, error or omission which may be discovered in the contents of this Security Instrument or in any of the other Loan Documents and promptly execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and the other Loan Documents or as may be deemed advisable by Lender to protect, continue or preserve the liens and security interests hereunder including, without limitation, security instruments, financing statements and continuation statements.

Section 1.20       Payment of Costs. (a) Borrower shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the Loan or otherwise attributable or chargeable to Borrower as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees. Unless otherwise specified herein, with respect to any action by Borrower permitted hereunder, Borrower shall pay all of its own costs and expenses relating thereto as well as any costs and expenses incurred by Lender.

(b)           Advances to Protect Property.  Without limiting or waiving any other rights and remedies of Lender hereunder, if Lender determines that Borrower is not adequately performing or has failed to perform any of its obligations, covenants or agreements contained in this Security Instrument or in any of the other Loan Documents and such inadequacy or failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender’s interest in the Property or Lender’s right to enforce its security, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Instrument or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower).  Borrower agrees to pay on demand all expenses of Lender reasonably incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender has notified Borrowers that Lender has incurred such expenses until reimbursement thereof by Borrower.  Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its sole and absolute discretion.  Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower.  Borrower hereby acknowledges and agrees that the remedies set forth in this Section 1.20(b) shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended (the “Act”), Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Borrower, Lender, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents.  This indemnity shall survive payment in full of the indebtedness secured hereby.  This Section 1.20(b) shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

Section 1.21          Security Interest.  This Security Instrument is also intended to encumber and create a security interest in, and Borrower hereby grants to Lender a security interest in, all Reserves (as hereinabove defined), and all right, title and interest of Borrower in and to fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Real Estate or the Improvements in any manner.  It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements.  The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower.  Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Lender.  Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Lender, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents and except as otherwise expressly permitted by the terms of Section 1.13 of this Security Instrument.  All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Loan Documents.  Borrower shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

Section 1.22       Security Agreement.  This Security Instrument constitutes both a real property mortgage and a “security agreement” between Borrower and Lender with respect to the Collateral in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code.  Borrower hereby authorizes Lender to prepare, file of record or otherwise effectuate new financing statements or financing statement amendments which describe all or any portion of the assets of Borrower as collateral thereunder.  Borrower specifically agrees that Lender may cause such financing statements and financing statement amendments to be filed without any signature of a representative of the Borrower appearing thereon, where such filings are permitted by applicable law.  Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby.  Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date Lender notifies Borrower of the incurrence thereof until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  If notice is required by law, Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower.  No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any sale made pursuant to the provisions of this Section 1.22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e).  Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Property may, at the option of Lender, be sold as a whole;

(b) It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 1.22 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

The name, principal place of business and chief executive office of Borrower (as Debtor under any applicable Uniform Commercial Code) are:

Nantucket Acquisition LLC
c/o Cornerstone Ventures, Inc.
1920 Main Street, Suite 400
Irvine, CA 92614

The federal employer identification number/social security number of Borrower is 27-1275344.

The name and address of Lender (as Secured Party under any applicable Uniform Commercial Code) is:

Cornerstone Operating Partnership, L.P.
1920 Main Street, Suite 400
Irvine, CA 92614

(d)        Borrower shall not change its principal place of business, chief executive office, state of organization or registration or its name, without in each case, obtaining the prior written consent of Lender.  Without limitation to the foregoing, Lender may condition its consent thereto upon Borrower’s execution and delivery of additional financing statements or related documents as Lender may determine to be necessary to effectively evidence, perfect or continue the perfection of Lender’s security interest in the Collateral as a result of any such change.

(e)        The security interests herein granted shall not be deemed or construed to constitute Lender as a trustee in possession of the Property, to obligate Lender to lease the Property or attempt to do so, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 1.23       Easements and Rights-of-Way.  Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Lender.  The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Security Instrument and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way.  If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrower other than reasonable expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in the review of Borrower’s request and, if applicable, in the preparation of documents relating to the subordination of this Security Instrument to such easement or right-of-way.

Section 1.24       Compliance with Laws.  (a)  Borrower shall, and shall cause the tenant under the TRS Lease, at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property or the provision o f services to the occupants of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property, employee health and safety, quality and safety standards, accreditation standards and requirements of applicable state department of health or other applicable state regulatory agencies, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting, and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed.  Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Borrower shall maintain or obtain, and shall require and cause the tenant under the TRS Lease (and/or its property manager, as applicable) to obtain and maintain, all licenses, qualifications and permits now held or hereafter required to be held by Borrower for which the loss or suspension, revocation or failure to obtain or renew could reasonably be expected to have a material adverse effect upon the financial condition of the Borrower or the ability to operate the Property in compliance with the requirements of this Security Instrument and as it has been operated prior to the date hereof.

(b) Borrower agrees that the Property shall at all times comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”).  Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

(c)  (i) Without limiting the generality of any other provision of this Security Instrument, Borrower shall be, and shall use its best efforts to cause the tenant under the TRS Lease and any property manager, and its respective employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrower or any such property manager (with respect to its operation of the Property) to be in compliance in all material respects with all applicable laws relating to patient healthcare and/or patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder (“HIPAA”) (collectively, “Healthcare Laws”).  Borrower and such tenant shall maintain in all material respects all records required to be maintained by any governmental authority or otherwise under the Healthcare Laws and there are, to Borrower’s knowledge, after due inquiry, no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws.  Borrower and such tenant has and will maintain all governmental approvals necessary under applicable laws for the ownership and operation of the Property, as applicable (including such Governmental Approvals as are required under such the Healthcare Laws).

(ii) If (1) Borrower or such tenant is a “covered entity” within the meaning of HIPAA or (2) Borrower (with respect to its operation of the Property) is subject to the “Administrative Simplification” provisions of HIPAA, then such person(s) (x) have undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such person(s) to be HIPAA Compliant (as defined below); (y) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such person(s) are or become HIPAA Compliant.  For purposes hereof, “HIPAA Compliant” shall mean that Borrower and such tenant, as applicable (A) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) if and to the extent Borrower and/or such tenant are subjected to such provisions, rules or regulations, and (B) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrower’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrower or such tenant of the then effective provisions of HIPAA.

(iii) If required under applicable law, Borrower or such tenant has and shall maintain in full force and effect a valid certificate of need (“CON”) or similar certificate, license, or approval issued by any state regulator or regulatory agency for the requisite number of beds and/or units, as applicable, in the Property, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program, if applicable.  Borrower shall operate the Property (or cause the Property to be operated) in a manner such that the all required licenses therefore shall remain in full force and effect.  True and complete copies of such licenses have been delivered to Lender.  No such licenses are or shall be pledged as collateral security for any loan or indebtedness, other than this Loan and Borrower shall not, and shall not suffer or permit: (1) any such license to be rescinded, withdrawn, revoked, amended, modified, supplemented, or otherwise alter the nature, tenor or scope of any of the licenses for the Property without Lender’s consent, (2) any amendment or other change to the Property’s authorized units/beds capacity and/or the number of units/beds approved by any governmental authority or agency, replace or transfer all of any part of the units or beds to another site or location, or (3) voluntarily transfer or encourage the transfer of any resident of the Property to any other facility, unless such transfer is at the request of the resident or is for reasons relating to the health, required level of medical care or safety of the resident to be transferred.

(d)        Without limitation to the generality of any other provisions herein: (i) if Borrower or the tenant under the TRS Lease participates in any Medicare or Medicaid or other third-party payor programs with respect to the Property, the Property will remain in compliance with all requirements for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, as it may be amended, and such other third party payor programs.  The Property is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if applicable, have a current provider agreement that is in full force and effect under Medicare and Medicaid.

(ii)        There is no, and during the term of this Loan there shall be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower the tenant under the TRS Lease, any property manager, or the Property or any participation or provider agreement with any third-party payor, if any, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the “Third-Party Payor Programs”) to which any Borrower or the tenant under the TRS Lease may presently be subject with respect to any Property, or at any time hereafter is subject.  Notwithstanding the preceding sentence, Borrowers or the tenant under the TRS Lease may contest (to the extent such contest rights are available by statute or as otherwise permitted by law) in good faith by appropriate proceedings, any of the foregoing so long as (i) Borrowers have given prior written notice to Lender of the intent to so contest or object to same, (ii) such contest will not result in a material adverse change upon Borrower, the Property or Borrower’s ability to (A) operate the Property for the uses set forth herein or (B) repay the Loan, and (iii) Borrower and/or such tenant under the TRS Lease is diligently contesting the same by appropriate legal proceedings in good faith and at their own expense.  Neither Borrower or tenant under the TRS Lease shall or shall permit, other than in the normal course of business, any change in the terms of any of the Third-Party Payor Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs).  Notwithstanding the foregoing, Borrower or such tenant under the TRS Lease may voluntarily withdraw from or terminate any Third-Party Payor Program to which Borrower or such tenant under the TRS Lease may be subject to with respect to any Property.  All Medicaid, Medicare and private insurance cost reports and financial reports submitted by Borrower or such tenant under the TRS Lease, if any, are and will be materially accurate and complete and have not been and will not be misleading in any material respects.  No cost reports for the Property remain open or unsettled.

(e)        To Borrower’s knowledge, (i) no “F” Tags or higher with a scope and severity of “G” or higher have been issued by any governmental authority with respect to the Property which deficiencies remain uncured (whether or not such cure has been formally recognized in a subsequent audit or inspection by a governmental authority), and (ii) no penalties have been imposed on or enforcement action has been undertaken by any governmental authority against any Property, Borrower (or the tenant under the TRS Lease) or against any officer, director, partner, member, manager or owner of Borrower (or the tenant under the TRS Lease) which has not been paid in full and/or cured or is being contested in good faith through administrative or judicial proceedings, as applicable.

(f)         (i) To Borrower’s knowledge, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payor Programs reimbursement audits or appeals pending at the Property, and there are no years that are subject to audit.

(ii)        To Borrower’s knowledge, there are no current or pending Medicaid or Medicare or Third-Party Payor Programs recoupment efforts at the Property.  Neither Borrower nor the tenant under the TRS Lease is a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), as it may be amended.

(iii)       To Borrower’s knowledge, there are no and there will remain no patient or resident care agreements with patients or residents which deviate in any material adverse respect from the form agreements which have been delivered to and approved by Lender.

(iv)       To Borrower’s knowledge, in the event any management agreement is terminated or in the event of foreclosure or other acquisition of the Property by Lender or its designee or any purchaser at a foreclosure sale or by acceptance of a deed in lieu of foreclosure, Borrower, Lender, any subsequent manager or any subsequent purchaser need not obtain a CON prior to applying for and receiving Medicare or Medicaid payments.

(v)        To Borrower’s knowledge, all patient or resident records at the Property, including patient or resident trust fund accounts, are true and correct in all material respects, and will remain true and correct in all material respects.

(g)        Upon the occurrence of an uncured Event of Default and the request of Lender, Borrower shall and shall cause the tenant under the TRS Lease and its property manager, if any, to complete, execute and deliver to Lender any applications, notices, documentation, and other information necessary or desirable, in Lender’s judgment, to permit Lender or its designee (including a receiver) to obtain, maintain or renew any one or more of the licenses for the Property (or to become the owner of the existing licenses for the Property) and to the extent permitted by applicable laws to obtain any other provider agreements or governmental approvals then necessary or desirable for the operation of the Property by Lender or its designee for their current use (including, without limitation, any applications for change of ownership of the existing licenses or change of control of the owner of the existing licenses).  After the occurrence and continuation of an Event of Default, to the extent permitted by applicable laws, (i) Lender is hereby authorized (without the consent of Borrower or such tenant under the TRS Lease or any other person) to submit any such applications, notices, documentation or other information which Borrower caused to be delivered to Lender in accordance with the above provisions to the applicable governmental authorities, or to take such other steps as Lender may deem advisable to obtain, maintain or renew any license or other governmental approvals in connection with the operation of the Property for their current use, and Borrower agrees to, and shall cause the tenant under the TRS Lease, to cooperate and to cause to cooperate with Lender in connection with the same and (ii) Borrower, upon demand by Lender, shall and shall cause the tenant under the TRS Lease to take any action and cause to take any action necessary or desirable, in Lender’s sole judgment, to permit Lender or its designee (including a receiver) to use, operate and maintain the Property for its current use.  If Borrower fails to comply with the provisions of this Section for any reason whatsoever, Borrower hereby irrevocably appoints Lender and its designee as Borrower’s attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Lender’s sole judgment to permit Lender or its designee to undertake Borrower’s obligations under this Section, including obtaining any licenses or governmental approvals then required for the operation of the Property by Lender or its designee for its current use.  The foregoing power of attorney is coupled with an interest and is irrevocable and Lender may exercise its rights thereunder in addition to any other remedies which Lender may have against Borrower as a result of a Borrower’s breach of the obligations contained in this Section.

Section 1.25       Additional Taxes.  In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Instrument or the indebtedness secured hereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefore; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the indebtedness secured hereby to be and become due and payable in full, thirty (30) days from the giving of such notice.

Section 1.26       Borrower’s Waivers.  To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold.  To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Lender under the terms of this Security Instrument to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Security Instrument to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatsoever.  Borrower, for Borrower and Borrower’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel waives, releases, relinquishes and forever forgoes:  (a) all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) all right to a marshalling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) all rights and periods of redemption provided under applicable law; and (d) all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Instrument or to collect any of the indebtedness secured hereby to the fullest extent permitted by law and agrees that it shall not solicit or aid the solicitation of the filing of any Petition (as hereinafter defined) against Borrower, whether acting on its own behalf or on behalf of any other party.  Without limiting the generality of the foregoing, Borrower shall not (i) provide information regarding the identity of creditors or the nature of creditors’ claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency; or (ii) pay the legal fees or expenses of any creditor of or interest holder in Borrower with respect to any matter whatsoever.

Section 1.27       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NANTUCKET COUNTY, MASSACHUSETTS, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5.4 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 1.28       Contractual Statute of Limitations.  Borrower hereby agrees that any claim or cause of action by Borrower against Lender, or any of Lender’s directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Lender or by Lender’s directors, officers, employees, agents, accountants or attorneys, whether sounding in contract, in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Borrower first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Lender or any other person authorized to accept service of process on behalf of Lender, within thirty (30) days thereafter.  Borrower agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action.  The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Lender.  This provision shall survive any termination of this Security Instrument or any of the other Loan Documents.

Section 1.29      Management.  The management of the Property shall be by either:  (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Lender (any such person or entity which manages the Property, other than Borrower is herein referred to as the “Manager”).  Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender (the “Management Agreement”); Lender acknowledges that as of the date hereof, there is a management agreement in effect between Riverwood Retirement Management, Incorporated, a Florida corporation, and Tenant.  In no event shall any Manager be removed or replaced or the terms of any Management Agreement modified or amended without the prior written consent of Lender.  In the event (x) of a default hereunder or under any Management Agreement then in effect, which default is not cured within any applicable grace or cure period, (y) of a change in control (fifty percent or more) of the ownership of the Manager (if Borrower is self-managing or the Manager is an affiliate of Borrower), or (z) Manager provides cause for termination pursuant to the Management Agreement, including, without limitation, gross negligence, willful misconduct or fraud, or the Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, Lender shall have the right to terminate, or to direct Borrower to terminate, such Management Agreement at any time and, in any such event of termination of the Management Agreement, to retain or direct Borrower to retain, a new management agent approved by Lender.  Without limitation to the foregoing, in the event the Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, without regard to whether Lender shall have requested any such termination, Borrower shall be required to terminate the Manager and provide for management in conformity with this Section unless Borrower shall have obtained Lender’s written consent to retain the Manager which is insolvent, or a debtor in bankruptcy or other insolvency proceeding.  All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Security Instrument and the other Loan Documents and, subject to the terms and conditions of the other Loan Documents, the management fees payable pursuant to the Management Agreement, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

Section 1.30       Hazardous Materials and Environmental Concerns.

(a)        Borrower hereby represents and warrants to Lender that, as of the date hereof:  (i) the Property is not, and to the best of Borrower’s knowledge, information and belief, after due inquiry and investigation, the Property has not been, in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, remediation or human health and safety (including the regulation or remediation of Hazardous Substances as defined below) including, without limitation, the Architectural Barriers Act of 1968 and the Fair Housing Amendments Act of 1988, all as amended from time to time and including all regulations promulgated pursuant to any one or more of them, and laws, statutes, ordinances, rules, regulations, orders, or determinations relating to “wetlands,” including without limitation those set forth in the Clean Water Act (33 U.S.C. §1251 et seq.), as amended from time to time (collectively, “Environmental Laws”), all as amended from time to time; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which may include hazardous constituents), mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or Released or discharged from the Property (including underground contamination) except, to Borrower’s knowledge after due inquiry, for those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial, administrative or other notice or action relating to Hazardous Substances or noncompliance with Environmental Laws, nor is Borrower aware of any basis for such lien, notice or action; (iv) to Borrower’s knowledge, after due inquiry, there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) for Hazardous Substances on the Property; (v) Borrower has received no notice of, and to the best of Borrower’s knowledge and belief, after due inquiry and investigation, there does not exist any, investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Borrower know of any basis for such investigation, action, proceeding or claim; (vi) Borrower has received no notice that, and to the best of Borrower’s knowledge and belief after due inquiry and investigation, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance, trespass or any other liability or adverse condition on any other property, nor does Borrower know of any basis for such notice or claim; and (vii) there are no present environmental conditions or events or, to the best of Borrower’s knowledge, after due inquiry and investigation, past environmental conditions or events on or near the Property that could be reasonably anticipated to materially adversely affect the value of the Property.

Borrower shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants, (except those substances used by Tenants in the ordinary course of their activities and in compliance with all Environmental Laws), invitees and trespassers, and, without limiting the generality of the foregoing, during the term of this Security Instrument, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.  If required by Lender (including if recommended in any third-party environmental report delivered to Lender) or under any Environmental Law, Borrower shall maintain an Operations and Maintenance Program (“O&M Program”) for the management of asbestos, lead-based paint, radon or any other Hazardous Substances at the Property.

Borrower shall promptly notify Lender if Borrower shall become aware of (i) any Hazardous Substances at, on, under, affecting or threatening to affect the Property (except those substances used by Borrower or tenants in the ordinary course of their business or activities, respectively, and in compliance with all Environmental Laws), (ii) any lien, action or notice affecting or threatening to affect the Property or Borrower resulting from any violation or alleged violation of Environmental Law, (iii) any investigation, inquiry or proceeding concerning Borrower on the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) any occurrence, condition or state of facts which would render any representation or warranty in this Section incorrect in any respect if made at the time of such discovery.  Further, immediately upon receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential non-compliance with any Environmental Laws in connection with the Property or presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property (except those substances used in the ordinary course of its business and in compliance with all Environmental Laws).  Borrower shall, promptly and when and as required, at Borrower’s sole cost and expense, take all actions as shall be necessary or advisable for compliance with the terms of this Section 1.30 or for the remediation of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment, remedial and response actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all remediation, response, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property.  In the event Borrower fails to do so (i) Lender may, but shall not be obligated to, undertake remediation at the Property or other affected property necessary to bring the Property into conformance with the terms of Environmental Laws, and (ii) Borrower hereby grants to Lender and its agents and employees access to the Property and a license to do all things Lender shall deem necessary to bring the Property into conformance with Environmental Laws.  Any and all costs and expenses reasonably incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of:  (i) the presence, Release or threat of Release of any Hazardous Substances on, in, under, affecting or threatening to affect all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (ii) the violation of any Environmental Laws relating to, affecting or threatening to affect the Property, whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 1.30; (iv) the breach of any representation or warranty contained in this Section 1.30; or (v) the enforcement of this Section 1.30, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances on and/or from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas.  The indemnity set forth in this Section 1.30(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.30(c).  Lender’s rights under this Section shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Lender under this Security Instrument, the Note and the other Loan Documents.

Upon Lender’s request, at any time after the occurrence of a default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been handled, generated, stored, processed, transported to or from, or released or discharged from or disposed of on or around the Property (other than in the normal course of Borrower’s or the Tenants’ business or activities, respectively, and in compliance with all Environmental Laws) or that Borrower, any Tenant or the Property may be in violation of Environmental Laws,  Borrower shall provide, at Borrower’s sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property (including asbestos-containing material or lead-based paint).  If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.  The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date Lender notifies Borrower that Lender has incurred same until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Without limiting the foregoing, Lender and its authorized representatives may, during normal business hours and at its own expense, but subject to the rights of tenants, if any, inspect the Property and Borrower’s records related thereto for the purpose of determining compliance with Environmental Laws and the terms and conditions of this Section 1.30.

As used herein, the term “Release” shall include, without limitation, any intentional or unintentional placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning of any Hazardous Substance, other than in the normal course of business or activities or its tenants, and in compliance with all Environmental Laws.

Borrower represents and warrants that, from and after its acquisition of the Property, Borrower has provided, and Borrower covenants and agrees that Borrower shall provide all legally required notices with respect to the discovery or release of any hazardous substances at the Property and shall perform each of the continuing obligations of a bona fide prospective purchaser pursuant to 42 U.S.C. 9601(40).   Borrower shall notify Lender of any notice given or action taken pursuant to this Section 1.30(g).  This Section 1.30(g) shall survive any termination, satisfaction or foreclosure or other enforcement of this Security Instrument.

Section 1.31       Indemnification; Subrogation.

BORROWER SHALL INDEMNIFY, DEFEND AND HOLD LENDER HARMLESS AGAINST: (I) ANY AND ALL CLAIMS FOR BROKERAGE, LEASING, FINDER’S OR SIMILAR FEES WHICH MAY BE MADE RELATING TO THE PROPERTY OR THE SECURED INDEBTEDNESS, (II) ANY AND ALL LIABILITY, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, LIENS, CHARGES, ENCUMBRANCES, COSTS AND EXPENSES (INCLUDING LENDER’S ATTORNEYS’ FEES, TOGETHER WITH APPELLATE COUNSEL FEES, IF ANY) OF WHATEVER KIND OR NATURE WHICH MAY BE ASSERTED AGAINST, IMPOSED ON OR INCURRED BY LENDER UNDER ANY LEASE OR OCCUPANCY AGREEMENT FOR ANY LOSS ARISING FROM A FAILURE OR INABILITY TO COLLECT RENTS AND PROFITS OR IN CONNECTION WITH THE SECURED INDEBTEDNESS, THIS SECURITY INSTRUMENT, THE PROPERTY, OR ANY PART THEREOF, OR THE EXERCISE BY LENDER OF ANY RIGHTS OR REMEDIES GRANTED TO IT UNDER THIS SECURITY INSTRUMENT, AND ANY DEFAULT UNDER THIS SECURITY INSTRUMENT,  (III) ANY LIENS (WHETHER JUDGMENTS, MECHANICS’, MATERIALMEN’S OR OTHERWISE), CHARGES AND ENCUMBRANCES FILED AGAINST THE PROPERTY, AND (IV) ANY CLAIMS AND DEMANDS FOR DAMAGES OR INJURY, INCLUDING CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR WRONGFUL DEATH, ARISING OUT OF OR IN CONNECTION WITH ANY ACCIDENT OR FIRE OR OTHER CASUALTY ON THE REAL ESTATE OR THE IMPROVEMENTS OR ANY NUISANCE OR TRESPASS MADE OR SUFFERED THEREON, INCLUDING, IN ANY CASE, ATTORNEYS’ FEES, COSTS AND EXPENSES AS AFORESAID, WHETHER AT PRETRIAL, TRIAL OR APPELLATE LEVEL FOR ANY CIVIL, CRIMINAL OR ADMINISTRATIVE PROCEEDINGS.  SHOULD LENDER INCUR ANY LIABILITY UNDER THIS SECURITY INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, TOGETHER WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE FROM THE DATE LENDER NOTIFIES BORROWER THAT LENDER HAS INCURRED THE SAME UNTIL ACTUALLY PAID BY BORROWER, SHALL BE IMMEDIATELY DUE AND PAYABLE TO LENDER BY BORROWER ON DEMAND AND SHALL BE SECURED HEREBY AND BY ALL OF THE OTHER LOAN DOCUMENTS SECURING ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE NOTE.  HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE BORROWER TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS AND EXPENSES ENACTED AGAINST, IMPOSED ON OR INCURRED BY LENDER BY REASON OF LENDER’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.  THIS INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY.

LENDER MAY ENGAGE THE SERVICES OF ATTORNEYS IF IT IS MADE A PARTY DEFENDANT TO ANY LITIGATION (OR THREATENED ACTION OR CLAIM) OR TO ENFORCE THE TERMS OF THIS SECURITY INSTRUMENT OR TO PROTECT ITS RIGHTS HEREUNDER, AND, IN THE EVENT OF ANY SUCH ENGAGEMENT, BORROWER SHALL PAY LENDER’S ATTORNEYS’ FEES (TOGETHER WITH REASONABLE APPELLATE COUNSEL FEES, IF ANY), CONSULTANTS’ FEES, EXPERTS FEES, AND EXPENSES REASONABLY INCURRED BY LENDER, WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED AGAINST BORROWER.  ALL REFERENCES TO “ATTORNEYS” IN THIS SUBSECTION AND ELSEWHERE IN THIS SECURITY INSTRUMENT SHALL INCLUDE WITHOUT LIMITATION ANY ATTORNEY OR LAW FIRM ENGAGED BY LENDER AND LENDER’S IN-HOUSE COUNSEL, AND ALL REFERENCES TO “FEES AND EXPENSES” IN THIS SUBSECTION AND ELSEWHERE IN THIS SECURITY INSTRUMENT SHALL INCLUDE WITHOUT LIMITATION ANY FEES OF SUCH ATTORNEY OR LAW FIRM AND ANY ALLOCATION CHARGES AND ALLOCATION COSTS OF LENDER’S IN-HOUSE COUNSEL.

A WAIVER OF SUBROGATION SHALL BE OBTAINED BY BORROWER FROM ITS INSURANCE CARRIER AND, CONSEQUENTLY, BORROWER WAIVES ANY AND ALL RIGHT TO CLAIM OR RECOVER AGAINST LENDER, ITS OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, FOR LOSS OF OR DAMAGE TO BORROWER, THE PROPERTY, BORROWER’S PROPERTY OR THE PROPERTY OF OTHERS UNDER BORROWER’S CONTROL FROM ANY CAUSE INSURED AGAINST OR REQUIRED TO BE INSURED AGAINST BY THE PROVISIONS OF THIS SECURITY INSTRUMENT.

Section 1.32        Covenants with Respect to Indebtedness; Operations and Fundamental Changes of Borrower.  Borrower  represents, warrants and covenants as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Borrower:

(a) has not owned, does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(b) has not engaged, is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

(c) will not (other than the TRS Lease) enter into any contract or agreement with any general partner, principal, member or affiliate of Borrower or any affiliate of any such general partner, principal, or member of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(d) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the secured indebtedness, including the Junior Loan, and (ii) unsecured trade payables or accrued expenses incurred in the ordinary course of business of operating the Property and not outstanding for more than sixty days with trade creditors and in amounts as are normal and reasonable under the circumstances;

(e) except for the Junior Loan, no debt whatsoever may be secured (senior, subordinate or pari passu) by the Property;

(f) has not made and will not make any loans or advances (other than as may be expressly required pursuant to the terms of the TRS Lease) to any third party (including any general partner, principal, member or affiliate of Borrower, or any guarantor);

(g) is and will be solvent and pay its debts from its assets as the same shall become due;

(h) has done or caused to be done and will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable), and will not, nor will any partner, limited or general, or member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate or articles of incorporation or organization, or by-laws or operating agreement or regulations, in a manner which adversely affects Borrower’s, or any such partner’s, member’s or shareholders’ existence as a single-purpose, single-asset “bankruptcy remote” entity.  If Borrower is a single member limited liability company, Borrower shall be organized and formed under (and shall maintain its existence under) the laws of the State of Delaware and shall have at all times at least one individual who has been designated as a ‘special member’ of such limited liability company, which special member shall, pursuant to the terms of the certificate of formation and/or operating agreement of such limited liability company, automatically become a member of such limited liability company (without any further consent or action required) upon the occurrence of any event or circumstance which would cause the sole member of such limited liability company to cease to be a member of such limited liability company;

(i) will conduct and operate its business as presently conducted and operated;

(j) will maintain books and records and bank accounts separate from those of its affiliates, including its general partners, principals and members;

(k) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party of Borrower, any guarantor or any affiliate of any constituent party or guarantor); has corrected, and shall correct, any known misunderstanding regarding its status as a separate entity; has conducted and shall conduct, its business in its own name; has paid, and will pay, its own liabilities out of its own funds and assets; has not, and shall not identify itself or any of its affiliates as a division or a part of the other; and has maintained and utilized, and shall maintain separate stationery, invoices and checks from any other entity);

(l) will file its own tax returns;

(m) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(n) will not, nor will any shareholder, partner, member or affiliate, seek the dissolution or winding up, in whole or in part, of Borrower;

(o) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

(p) will not commingle the funds and other assets of Borrower with those of any general partner, principal, member or affiliate, or any other person;

(q) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(r) has, and any general partner or operating member of Borrower has, at all times since its formation, observed all legal and customary formalities regarding its formation and will continue to observe all legal and customary formalities;

(s) does not and will not hold itself out to be responsible for the debts or obligations of any other person; and

(t)  upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. 105 or any other provision of the Act, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise. If Borrower is the “debtor” in any action arising under any bankruptcy or insolvency laws, Borrower shall not take any action that might terminate Borrower’s rights as the tenant under the Ground Lease without Lender’s prior written consent.

Section 1.33       Litigation.  Borrower will give prompt written notice to Lender and any servicer of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a material adverse effect upon Borrower or the Property.

Section 1.34       ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; and (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

Borrower shall indemnify Lender and defend and hold Lender harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under this Section.  This indemnity shall survive any termination, satisfaction or foreclosure of this Security Instrument.

Section 1.35       Compliance with Anti-Terrorism Laws.  (a) None of Borrower, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing (x) is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as an Embargoed Person (as hereinafter defined), or (y) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (z) is currently under investigation by any governmental authority for alleged criminal activity.  Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (i) that none of the funds or other assets of Borrower, any guarantor or any other Person who owns a direct or indirect equity interest in Borrower or any guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or related thereto including without limitation those related to Specially Designated Nationals, Specially Designated Global Terrorists and blocked persons, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in Borrower, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable, with the result that the investment in any such parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of Borrower, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.  Borrower shall, and shall cause any guarantor to provide such evidence and confirmation of identity (including, without limitation, certificates) as may be requested by Lender at any time, and from time to time, to enable Lender to verify such party’s identity or to comply with any applicable law or regulation, including without limitation, the USA Patriot Act.  In addition, Borrower shall provide to Lender such additional information and confirmation (including, without limitation, certificates) as Lender may request from time to time in order to comply with, and/or confirm Borrower’s and/or guarantor’s compliance with, all applicable requirements of governmental authorities having jurisdiction of the Borrower and/or the Property, including without limitation, those laws and regulations concerning money laundering and similar activities.  For purposes hereof, “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering; (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  Borrower will advise Lender immediately of any material change that would affect the representations, warranties and covenants set forth in this Section 1.35.

(b)  If a tenant under any Lease is charged with crimes involving money laundering or predicate crimes to money laundering, and such charges are not dismissed without further investigation within thirty days, then Borrower shall give notice of such charges of which Borrower has actual knowledge to Lender and upon Lender’s request, Borrower shall exclude from the debt service any Rents from such tenant or resident of the Property.

Section 1.36       Representations and Covenants Regarding the Ground Lease.

(a)        Borrower will pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due and Borrower will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the tenant thereunder to be kept, observed and performed, and will not in any manner, cancel, terminate or surrender, or permit any cancellation, termination or surrender, of the Ground Lease, in whole or in part, or, without the written consent of Lender, either orally or in writing, modify, amend or permit any modification or amendment of any of the terms thereof in any respect, and any attempt on the part of Borrower to exercise any such right without such written consent of Lender shall be null and void and of no effect.

(b)        Borrower will do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Borrower as tenant under the Ground Lease, and to prevent any default under the Ground Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, and in the event of the failure of Borrower to make any payment required to be made by Borrower pursuant to the provisions of the Ground Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the terms, covenants, provisions or agreements of the Ground Lease, Borrower agrees that Lender may after the occurrence and continuance of an Event of Default (but shall not be obligated to), after notice to Borrower take any action on behalf of Borrower, to make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Real Property and take all such action thereof as may be necessary therefor, to the end that the rights of Borrower in and to the leasehold estate created by the Ground Lease shall be kept unimpaired and free from default, and all money so expended by Lender, with interest thereon at the Default Interest Rate (as defined in the Note) from the date of each such expenditure, shall be paid by Borrower to Lender promptly upon demand by Lender and shall be added to the indebtedness and secured by this Mortgage and Lender shall have, in addition to any other remedy of Lender, the same rights and remedies in the event of non-payment of any such sum by Borrower as in the case of a default by Borrower in the payment of any sums due under the Note.

(c)        Borrower will enforce the obligations of the landlord under the Ground Lease to the end that Borrower may enjoy all of the rights granted to it under the Ground Lease, and will promptly notify Lender in writing of any default by the landlord or by Borrower in the performance or observance of any of the terms, covenants and conditions on the part of -the landlord or Borrower, as the case may be, to be performed or observed under the Ground Lease and Borrower will promptly advise Lender in writing of the occurrences of any of the events of default enumerated in the Ground Lease and of the giving of any notice by the landlord to Borrower of any default by Borrower in performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of the Borrower to be performed or observed and will deliver to Lender a true copy of each such notice. If, pursuant to the Ground Lease, the landlord shall deliver to Lender a copy of any notice of default given to Borrower, such notice shall constitute full authority and protection to Lender for any action taken or omitted to be taken by Lender in good faith in reliance thereon to cure such default.

(d)        If any action or proceeding shall be instituted to evict Borrower or to recover possession of the Real Property or for any other purpose affecting the Ground Lease or this Mortgage, Borrower will, immediately upon service thereof on or to Borrower, deliver to Lender a true copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings and papers, however designated, served in any such action or proceeding.

(e)        Borrower covenants and agrees that unless Lender shall otherwise expressly consent in writing, the fee title to the property demised by the Ground Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the landlord, Borrower or a third party by purchase or otherwise; and in case Borrower acquires the fee title or any other estate, title or interest in the Real Estate, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, or . conveyance, become and be subject to the lien of and covered by this Mortgage.

(f)         No release or forbearance of any of Borrower’s obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Borrower from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Lease Agreement and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

(g)       Upon the occurrence and continuance of an Event of Default Borrower shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to (i) below) for which a right to do so is conferred upon Borrower as lessee under the Ground Lease without Lender’s prior written consent. In case of any Event of Default under this Mortgage, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purpose to Lender, shall vest in and be exercisable solely by Lender.

(h)       Borrower will give Lender prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Ground Lease. Lender shall have the right to intervene and participate in any such proceeding and Borrower shall confer with Lender to the extent which Lender deems necessary for the protection of Lender.

(i)         Borrower may exercise any option or right to renew or extend the term of the Ground Lease without the prior written consent of Lender. Borrower shall give Lender simultaneous written notice of the exercise of such option or right to renew or extend, together with a copy of the instrument given to the landlord under the Ground Lease exercising such option or right, and, thereafter, shall promptly deliver to Lender a copy of any acknowledgment by the landlord under such Ground Lease with respect to the exercise of such option or right. Within fifteen (15) business days of written demand by Lender, Borrower shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Mortgage or to comply with any law affecting Borrower or Lender or which is necessary, in Lender’s reasonable judgment, to preserve the value of the security intended to be afforded by this Mortgage. Borrower shall promptly provide evidence of such exercise of such option or right to Lender’s reasonable satisfaction. In the event that Borrower fails to so exercise any such option or right, or in the event of any default hereunder which is continuing beyond the applicable cure periods, Borrower hereby agrees and grants to Lender all right and authority to exercise such option in the name of Borrower or in its own name. Nothing contained herein shall affect or limit any rights of Lender granted under the Ground Lease.

(j)         The lien of this Mortgage shall attach to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, I l U.S.C. § 365(h), including, without limitation, all of Borrower’s rights to remain in possession of the Real Estate.

(k)        Borrower shall not, without Lender’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 3650)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(l). Any such election made without Lender’s consent shall be void.

(l)         Borrower hereby unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection of the Ground Lease by landlord or any other fee owner of the Premises under the Bankruptcy Code. Lender shall have the right to proceed in its own name or after a continuing Event of Default, in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the landlord or any fee owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing, claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Lender as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the provisions of this Mortgage. Borrower shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Lender, a UCC Financing Statement (Form UCC-I) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Lender to effectuate and carry out the assignment made pursuant to this Section.

(m)       If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. § 365(h)(2), Borrower shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the landlord or any fee owner of any of their obligations under the Ground Lease after the rejection by the landlord or any fee owner of the Ground Lease under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Lender shall have the right to object to all or any part of such offset that, in the reasonable judgment of Lender, would constitute a breach of the Ground Lease, and in the event of such objection, Borrower shall not effect any offset of the amounts so objected to by Lender. Neither Lender’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Lender.

(n)        If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor or any fee owner, the Real Estate or the Ground Lease in connection with any case under the Bankruptcy Code, Lender shall have the option, upon continuance of an Event of Default exercisable upon prior written notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of Borrower in connection with any such litigation, and Borrower agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including attorneys’ fees) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease and its value as security for the obligations secured by this Mortgage), in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

(o)       Borrower shall, after obtaining knowledge thereof, promptly notify Lender of any filing by or against the landlord or other fee owner of a petition under the Bankruptcy Code. Borrower shall promptly deliver to Lender, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.

(p)       If there shall be filed by or against Borrower a petition under the Bankruptcy Code and Borrower, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Borrower shall give Lender not less than thirty (30) days’ prior notice of the date on which Borrower shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that Lender demands that Borrower assume and assign the Lease Agreement to Lender pursuant to Section 365 of the Bankruptcy Code. If Lender shall serve upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Ground Lease and Lender shall have not liability or obligation thereunder by reason of its acceptance of this Mortgage.

ARTICLE II
EVENTS OF DEFAULT

Section 2.1        Events of Default.  The indebtedness secured hereby shall become immediately due and payable at the option of Lender upon the happening of any one or more of the following events of default (each, an “Event of Default”):

(a) Borrower fails to make any payment under the Note when due.

(b) Borrower fails to punctually perform any covenant, agreement, obligation, term or condition hereof which requires payment of any money to Lender (except those regarding payments to be made under the Note).

(c) Borrower fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement obligation, term or condition set forth in Section 1.16 or Section 1.30 hereof.

(d) Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional thirty (30) days.

(e) Any representation or warranty made herein, in or in connection with any application or commitment relating to the Loan, or in any of the other Loan Documents to Lender by Borrower, by any principal or general partner in Borrower or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Loan is determined by Lender to have been false or misleading in any material respect at the time made.

(f) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Borrower or its owners, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(g) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h) Borrower, any principal, general partner or managing member (as applicable) in Borrower or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, for any such principal, general partner or managing member (as applicable) of Borrower or for any such indemnitor or guarantor or for a substantial part of the assets of Borrower, of any such principal, managing member or general partner of Borrower or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(i) A petition (“Petition”) is filed or any case, proceeding or other action is commenced against Borrower, against any principal, general partner or managing member of Borrower or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any principal, managing member or general partner of Borrower or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such principal, managing member or general partner of Borrower or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Borrower, for any such principal, managing member or general partner of Borrower or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Borrower, of any such principal,  general partner or managing member of Borrower or of any such indemnitor or guarantor, and if any such event shall occur, such Petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

(j) Borrower solicits or aids the solicitation of the filing of any Petition against Borrower including, without limitation:  (i) providing information regarding the identity of creditors or the nature of creditors’ claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency, or (ii) paying the legal fees or expenses of any creditor of or interest holder in Borrower with respect to any matter whatsoever.

(k) The Property or any part thereof shall be taken on execution or other process of law in any action against Borrower.

(l) Borrower abandons all or a portion of the Property.

(m) The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security Instrument or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(n) The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Lender determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(o) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any of its principals, members, or general partners.

(p) An event of default occurs pursuant to the TRS Lease or Borrower negotiates, permits, acquiesces to, or suffers a modification to, amendment to, or supplement to the Ground Lease or a surrender, or termination of the Ground Lease before its scheduled termination date.

(q)  Borrower or any operator of the Property fails within the time deadlines set by any governmental authority to correct any deficiency that may cause any action by such agency with respect to the Property to have a material adverse affect on the income or operation of the Property or on Borrower’s or any operator’s interest in the Property, including without limitation, a termination, revocation or suspension of any license or permit or a ban on new resident admissions.

ARTICLE III

REMEDIES

Section 3.1        Remedies Available.  If there shall occur a default under this Security Instrument, and such default has not been cured within any applicable grace or cure period, then this Security Instrument is subject to foreclosure as provided by law and Lender may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise  any or all of the following rights, remedies and recourses, either successively or concurrently.

(a)  Acceleration.  Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable.  Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note shall then be immediately due and payable.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the indebtedness secured hereby immediately due and payable upon an Event of Default.

(b)  Entry on the Property.  Without in any way curing or waiving any default of Borrower, either in person, by agent or by court-appointed receiver, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process are waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Real Estate, to preserve and/or enhance the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate (as defined in the Note), shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c)  Collect Rents and Profits.  With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable  attorney’s fees, upon any indebtedness secured hereby, all in such order as Lender in its discretion may determine.

(d) Appointment of Receiver.  Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application, ex-parte, to a court of competent jurisdiction for appointment of a receiver, trustee, liquidator or conservator for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Borrower or any person or persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver, trustee, liquidator or conservator appointed, provided, however, that the appointment of such receiver, trustee, liquidator or conservator or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions of this Security Instrument or the Assignment.  Any such receiver, trustee, liquidator or conservator shall have all of the usual powers and duties of receivers, trustees, liquidators or conservators in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below.  Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e) Foreclosure.  Sell or offer for sale the Property in such portions, order and parcels as Lender may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction.  Such sale shall be made at a location designated for foreclosure sales in accordance with Chapter 244 of the Massachusetts General Laws and all other applicable laws.  Lender shall have the STATUTORY POWER OF SALE and any other right or remedies provided by law.  At any such sale (i) whether made under the power herein contained, the UCC, any other Legal Requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Lender to have been physically present, or to have constructive possession of, the Property (Borrower shall deliver to Lender any portion of the Property not actually or constructively possessed by Lender immediately upon demand by Lender), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if it had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Lender shall contain a general warranty of title, binding upon Borrower, (iii) each recital contained in any instrument of conveyance made by Lender shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Lender hereunder, (iv) any prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Lender or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (vi) to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Borrower, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Borrower, and (vii) to the extent and under such circumstances as are permitted by law, Lender may be a purchaser at any such sale.

(f)  Judicial Remedies.  Proceed by suit or suits, at law or in equity, instituted by Lender to enforce the payment of the indebtedness secured hereby or the other obligations of Borrower hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Security Instrument as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.  In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.  This remedy shall be cumulative of any other non-judicial remedies available to the Lender with respect to the Loan Documents.  Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Lender.

(g)  Other.  Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity (including without limitation, rights and remedies under any applicable Uniform Commercial Code, and use and/or application of any Reserves and letters of credit).

(h)  Application of Proceeds.  To the fullest extent permitted by law, the proceeds of any sale under this Security Instrument shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:

(i) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(ii) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(iii) To payment of the secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(iv)  The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

Section 3.2        Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney.  Upon the occurrence of a default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently:  (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Security Instrument; and (r) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument.  This Security Instrument shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Lender without proof of the default relied upon.  Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing.  Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding.  Any money advanced by Lender in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Instrument and by every other instrument securing the secured indebtedness.

Section 3.3        Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower, are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser.  Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.

Section 3.4        Notice to Account Debtors.  Lender may, at any time after a default hereunder, which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly.  Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

Section 3.5        Cumulative Remedies.  All remedies contained in this Security Instrument are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents.  Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise.  No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.  No delay or failure by Lender to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any default hereunder.  Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

Section 3.6        Payment of Expenses.  Borrower shall pay on demand all of Lender’s expenses reasonably incurred in any efforts to enforce any terms of this Security Instrument, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date Lender notifies Borrower of Lender’s incurrence thereof until actually paid by Borrower at the Default Interest Rate, and the same shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

ARTICLE IV
MISCELLANEOUS TERMS AND CONDITIONS

Section 4.1         Time of Essence.  Time is of the essence with respect to all provisions of this Security Instrument.

Section 4.2        Release of Security Instrument.  If and when Borrower has paid all of the secured indebtedness as the same becomes due and payable, then, and in such event only, all rights under this Security Instrument shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Borrower’s cost.  Borrower shall be responsible for the recordation of such release and payment of any recordation costs associated therewith.

Section 4.3        Certain Rights of Lender.  Without affecting Borrower’s liability for the payment of any of the indebtedness secured hereby, Lender may from time to time and without notice to Borrower: (a) release any Person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Instrument or any agreement subordinating the lien hereof.

Section 4.4        Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Security Instrument or at such other address as may be designated by such party as herein provided.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) Business Day after being deposited with the private courier service, or two (2) Business Days after being deposited in the United States mail as required above.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.  By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Section 4.5       Successors and Assigns.  The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest in and to all or any part of the Property, and shall inure to the benefit of Lender, and its successors and assigns and shall constitute covenants running with the land.  If Borrower consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Borrower.

Section 4.6       Severability.  A determination that any provision of this Security Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

Section 4.7       General Interpretative Principles.  Within this Security Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

Section 4.8       Waiver; Discontinuance of Proceedings.  Lender may waive any single default or Event of Default by Borrower hereunder without waiving any other prior or subsequent default or Event of Default, and may remedy any default or Event of Default by Borrower hereunder without waiving the default or Event of Default remedied.  Neither the failure or delay by Lender in exercising, any right, power or remedy upon any default by Borrower hereunder shall be construed as a waiver of such default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default or Event of Default hereunder.

Section 4.9       Section Headings.  The headings of the sections and paragraphs of this Security Instrument are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 4.10     Governing Law.  This Security Instrument will be governed by and construed in accordance with the laws of the State in which the Property is located, provided that to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

Section 4.11     Counting of Days.  The term “days” when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the State within which the Real Estate is located, the period shall be deemed to end on the next succeeding business day.  The term “business day” or “Business Day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

Section 4.12     Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

Section 4.13     Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

Section 4.14     Cross Default.  A default hereunder which has not been cured within any applicable grace or cure period shall be an event of default under each of the other Loan Documents.

Section 4.15     Interest After Sale.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State in which the Property is located), bear interest at the Default Interest Rate.

Section 4.16     Construction of this Document.  This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

Section 4.17     No Merger.  It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof do not merge in fee simple title to the Property.

Section 4.18      Rights With Respect to Junior Encumbrances.  Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Security Instrument, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Instrument losing its priority over the rights of any such junior lien.

Section 4.19      Lender May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

Section 4.20      After-Acquired Property.  All property acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Instrument.

Section 4.21      No Representation.  By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

Section 4.22      Counterparts.  This Security Instrument may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

Section 4.23      Personal Liability.  Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Borrower and its general partners for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Sections 1.06 and 1.07 of the Note; provided, however, that nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured hereby or to require that all collateral shall continue to secure all indebtedness owing to Lender in accordance with the Note, this Security Instrument and the other Loan Documents.

Section 4.24      Recording and Filing.  Borrower will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges.  Borrower shall reimburse Lender, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

Section 4.25      Entire Agreement and Modifications.  This Security Instrument and the other Loan Documents contain the entire agreements between the parties and supersede any prior agreements (oral or written), and may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

Section 4.26      Maximum Interest.  The provisions of this Security Instrument and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Lender for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest.  All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law.  This Section 5.26 will control all agreements between Borrower and Lender.

Section 4.27      Application of Default Interest Rate Not a Waiver.  Application of the Default Interest Rate shall not be deemed to constitute a waiver of any default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable legal requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest Rate may be invoked.

Section 4.28      Intentionally Reserved.

Section 4.29      Brokers and Correspondents.  Borrower acknowledges, consents to and agrees that in addition to any broker or correspondent fee payable by Borrower to the broker or correspondent, Lender may pay additional compensation, fees or other payments to the broker or correspondent in connection with or arising out of the origination, closing, sale, securitization or servicing of the Loan.  Such compensation may include, but is not limited to, direct one time payments, payments based on volume, profit sharing, or an on going financial interest in the Loan.  In addition, broker or correspondent may act as a sub-servicer with respect to the Loan and receive additional fees for doing so.  Borrower acknowledges and agrees that it is a sophisticated Person capable of evaluating these and other circumstances relevant to obtaining financing in the form of the Loan and that it has or will obtain from any such broker or correspondent such information regarding any such compensation as it deems relevant.

Section 4.30      Relationship of the Parties.  The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

Section 4.31      Fixture Filing.  This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures.

Section 4.32      Statutory Power of Sale.  This Mortgage is upon the STATUTORY CONDITIONS and upon the further condition that all covenants and agreements of the Borrower in the Note, this Mortgage and the Loan Documents, and in all other mortgages, debts and obligations of or from Borrower to or for benefit of Lender shall be kept and fully performed and upon any breach of same, Lender shall have the STATUTORY POWER OF SALE and any other powers given by statute.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Security Instrument under seal as of the day and year first above written.

NANTUCKET ACQUISITION LLC, a Delaware limited liability company

By:	Cornerstone Ventures, Inc., a California corporation, its Manager

By:
Terry G. Roussel, President

RECORD AND RETURN TO:

DLA Piper LLP (US)
203 N. LaSalle Street, 19th floor
Chicago, Illinois  60601
Attention:  Samuel B. Stempel

THE STATE OF ______________  §

COUNTY OF ________________   §

On this ______ day of December, 2009, before me, the undersigned notary public, personally appeared Terry G. Roussel, proved to me through satisfactory evidence of identification, which was my personal knowledge, to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as President of Cornerstone Ventures, Inc., a California corporation, Manager of NANTUCKET ACQUISITION LLC, a Delaware limited liability company.

Notary Public

My Commission Expires:

EXHIBIT A
LEGAL DESCRIPTION

That certain parcel or tract of land, with all buildings and improvements now or hereafter located thereon, situated in the Town of Nantucket, County of Nantucket, Commonwealth of Massachusetts and bounded and described as follows:

Parcel 1 on plan entitled "Plan of Land in Nantucket, Mass, prepared for the Town of Nantucket" dated February 20, 2001 by Blackwell and Associates, Inc., and recorded with the Nantucket Registry of Deeds as Plan No. 01-30.